UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2015 (August 13, 2015)

  _________________________

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information included at Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

On August 13, 2015, VBI Vaccines Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”), by and among the Company and nineteen (19) accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell up to 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Purchasers at a purchase price per share equal to 85% of the average of the volume weighted average prices of the Common Stock reported by Bloomberg LP for the ten (10) trading days immediately prior to each closing (the “Private Placement”). On August 13, 2015, the Company completed the first closing of the Private Placement, whereby the Company sold 2,285,000 shares (the “First Closing Shares”) of Common Stock to the applicable Purchasers at a per share price of $2.10 for gross proceeds equal to $4,798,500. On August 14, 2015, the Company completed the final closing of the Private Placement (the “Final Closing”), whereby the Company sold 715,000 shares (the “Final Closing Shares” and together with the First Closing Shares, the “Shares”) of Common Stock at a per share price of $2.08 for gross proceeds equal to $1,487,200. The Company raised gross proceeds equal to $6,285,700 and does not owe any commissions in connection with the Private Placement.

The Purchasers included, among others, ARCH Venture Fund VI, L.P. (“ARCH”), Perceptive Life Sciences Master Fund Ltd (“Perceptive”), and Titan-Perc Ltd, an entity related to Perceptive (“Titan” and together with Perceptive, the “Perceptive Entities”). Immediately prior to the Private Placement, ARCH and the Perceptive Entities each beneficially owned approximately 17% and 13%, respectively, of the Company’s outstanding Common Stock. Additionally, Dr. Steven Gillis, Chairman of the Company’s board of directors (the “Board”), is a Managing Director of ARCH Venture Partners, an entity related to ARCH. Mr. Sam Chawla, a member of the Board, is the Portfolio Manager of Perceptive Advisors LLC, an entity related to the Perceptive Entities. Neither Dr. Gillis nor Mr. Chawla invested in the Private Placement.

Pursuant to the Securities Purchase Agreement, the Company agreed to use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “Registration Statement”) in order to register the resale of the Shares within forty-five (45) days after the Final Closing and use its commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) days after the Final Closing.

The Shares were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of the Shares qualified for an exemption under Rule 506 of Regulation D, the Company relied on the following facts: (i) all of the Purchasers were accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act and (ii) the Company did not use any form of general solicitation or advertising to offer the Shares.

The foregoing summary of the transactions contemplated by the Securities Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Securities Purchase Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On August 18, 2015, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is furnished as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of August 13, 2015*
99.1	Press Release#

* Filed herewith

# Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES INC.

Date: August 18, 2015	By:	/s/ Egidio Nascimento
Egidio Nascimento Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of August 13, 2015*
99.1	Press Release#

* Filed herewith

# Furnished herewith

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